                                                                      EXHIBIT 15

Deposit Guaranty Corp.
Jackson, Mississippi

Gentlemen:

RE:  March 31, 1994 Quarterly Report on Form 10-Q

With respect to the subject Quarterly Report, we acknowledge our awareness of the use therein of our report dated April 19, 1994 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act, such report is not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                   Very truly yours,


                                                   /s/ KPMG PEAT MARWICK
                                                   KPMG PEAT MARWICK

Jackson, Mississippi
May 16, 1994